Exhibit 2.1
                               AGREEMENT AND PLAN
                                       OF
                                RECAPITALIZATION


     This AGREEMENT AND PLAN OF RECAPITALIZATION (the "Agreement") is made and entered into as of October 1, 2000 among CONTINENTAL RESOURCES, INC., an Oklahoma corporation ("CRI"), and the holders of issued and outstanding shares of CRI's common stock, par value $1.00 per share ("Old Common Stock") listed on Schedule A annexed hereto (the "Stockholders").

                                    RECITALS

     1. CRI has an authorized capital consisting of 1,000,000 shares of preferred stock, par value $.01 and 75,000 shares of common stock, par value $1.00 per share ("Old Common Stock"). The following reflects the number of shares of Old Common Stock outstanding at June 30, 2000.

                                                            Number of Shares
             Class of Stock                Authorized          Outstanding
             --------------                ----------          -----------

Preferred Stock, par value $.01 per share   1,000,000                 -

Common Stock, par value $1.00 per share
("Old Common Stock")                           75,000            49,041

     2. CRI desires to complete a recapitalization to simplify its corporate structure.

     3. CRI and the Stockholders have agreed to the plan of recapitalization for CRI as set forth herein and have agreed to effect the transactions provided for herein.

                                   AGREEMENTS

         In consideration of the mutual covenants, promises, benefits and burdens herein set forth, and in order to effect the recapitalization of CRI, the parties agree as follows:

     1. Amendment to Certificate of Incorporation. CRI agrees to amend and restate its Certificate of Incorporation (the "New Certificate of Incorporation") so that CRI will be authorized to issue an aggregate of 21,000,000 shares of capital stock, which shall consist of:

          A. 20,000,000 shares of Common Stock, par value $.01 per share ("New Common Stock"); and

          B.   1,000,000 shares of Preferred Stock, par value $.01 per share.

The form of CRI's proposed New Certificate of Incorporation, including the terms, rights, powers and preferences of CRI's authorized capital stock, is attached as Schedule B and incorporated herein by this reference.

     CRI shall file the New Certificate of Incorporation with the Secretary of State of Oklahoma so that the New Certificate of Incorporation will become effective immediately upon filing. The time that the New Certificate of Incorporation becomes effective is herein referred to as the "Effective Time."

     2. Reclassification of Old Common Stock; Stock Split. At the Effective Time, each share of Old Common Stock, outstanding immediately prior to the Effective Time shall be, without further action by the Corporation or any holder thereof, changed, converted and reclassified into a number of shares of New Common Stock equal to the number of shares representing a 293 to 1 stock split for each share (the "Conversion Factor"), and each certificate then outstanding stating on its face that it represents shares of Old Common Stock existing prior to the Effective Time, shall automatically represent, from and after the Effective Time, a number of shares of New Common Stock equal to the number of shares on the face of the certificate of Old Common Stock existing prior to the Effective Time multiplied by the Conversion Factor.

     3.  Fractional  Shares.  In  connection  with the stock split  described in
Section 2 above, no fractional shares of New Common Stock shall be issued. Instead, any fractional shares of New Common Stock which would otherwise be issued shall be rounded to the nearest whole share.

     4. Reservation of Options Shares. CRI has adopted its 2000 Stock Incentive Plan and desires to reserve an aggregate of 600,000 shares of its New Common Stock for issuance upon the exercise of options to be granted under its 2000 Stock Incentive Plan (the "Plan"). At the Effective Time, the aggregate number of shares of New Common Stock reserved for issuance under the Plan shall be 1,200,000 shares.

     5. Retirement of Treasury Stock. Immediately prior to the Effective Time, CRI shall retire all shares of its Old Common Stock currently issued but not outstanding and held as treasury stock.

     6. Stockholder Action. The execution and delivery of this Agreement by a Stockholder shall be deemed a waiver of a notice of a meeting of stockholders of CRI for the purpose of considering and voting on the transactions provided for herein or contemplated hereby, and shall constitute the consent of each such Stockholder to all such transactions.

     7. Miscellaneous.

          7.1. Survival. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.

          7.2. Cumulative Remedies. No failure on the part of any party to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor shall any single or partial exercise by any party of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right.

          7.3. Expenses. Each party agrees to pay all his, her or its expenses incurred in connection with the transaction herein contemplated, including, without limitation, all filing fees, recording costs, safekeeping fees, charges and disbursements of legal counsel.

          7.4. Notices. All notices, requests and demands hereunder will be served by registered or certified mail, postage prepaid, as follows:


CRI:                                  302 North Independence
                                      Enid, Oklahoma  73702

Stockholders:                         c/o Mr. Harold Hamm
                                      Continental Resources, Inc.
                                      302 North Independence
                                      Enid, Oklahoma  73702

With a copy to:                       McAfee & Taft A Professional Corporation
                                      10th Fl., Two Leadership Square
                                      211 North Robinson
                                      Oklahoma City, Oklahoma  73102
                                      Attn:  Theodore M. Elam, Esq.

or at such other address as any party hereto shall designate for such purpose in a written notice to the other parties hereto.

          7.5. Construction. This Agreement and the documents issued hereunder are executed and delivered as an incident to a transaction negotiated and to be performed in Enid, Garfield County, Oklahoma. The descriptive headings of the paragraphs of this Agreement are for convenience only and are not to be used in the construction of the content of this Agreement. This Agreement may be executed in multiple counterparts, each of which will be an original instrument, but all of which will constitute one agreement.

          7.6. Submission to Jurisdiction; Venue. Each of the parties hereto hereby irrevocably: (a) submits and consents, and waives any objection to personal jurisdiction in the State of Oklahoma for the enforcement of this Agreement; and (b) waives any and all personal rights under the law of any state to object to jurisdiction in the State of Oklahoma for the purpose of litigation to enforce this Agreement.

          7.7. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

          7.8. Binding Effect. This Agreement will be binding on each of the parties hereto, and his/her or its heirs, representatives, successors and assigns, and will inure to the benefit of each of the parties hereto, his, her or its heirs, representatives, successors and assigns.

          7.9. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and may be amended only by written instrument executed by the parties hereto.

          7.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement.

         IN WITNESS WHEREOF, this instrument is executed as of October 1, 2000.

CRI:                               CONTINENTAL RESOURCES, INC.


                                   By   HAROLD HAMM
                                        Harold Hamm, President

STOCKHOLDERS:                      HAROLD HAMM
                                   Harold  Hamm,  individually
                                   and  as   Trustee   of  the
                                   Revocable Inter Vivos Trust
                                   of Harold  Hamm dated April
                                   23, 1984, as amended


                                   BERT MACKIE
                                   Bert Mackie, Trustee of the Harold Hamm
                                   HJ Trust u/t/a dated _____________________


                                   BERT MACKIE
                                   Bert Mackie, Trustee of the Harold Hamm
                                   DST Trust u/t/a dated _____________________